UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 29, 2022

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 S. Good-Latimer Expressway, Dallas TX	75226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 428-1535

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	BRID	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Raymond F. Lancy, Chief Financial Officer, Executive Vice President, Treasurer and Member of the Executive Committee announced his work schedule will be reduced to 3 days a week effective October 29, 2022. Mr. Lancy plans to fully retire on February 1, 2023. Cindy Matthews-Morales will be appointed Chief Financial Officer and member of the Executive Committee effective October 29, 2022. Mr. Lancy will become Vice President and Treasurer until February 1, 2023. The Company will execute a consulting agreement with Mr. Lancy in case there is a need for his services or for special projects. Mr. Lancy will remain on the Board of Directors for the upcoming term in 2023.

The Registrant issued a press release that announced these events on October 29, 2022. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

November 2, 2022	By:	/s/ Cindy Matthews-Morales
Cindy Matthews-Morales
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)